                                                                      Exhibit 11


STATEMENT RE: COMPUTATIONS OF PER SHARE EARNINGS
--------------------------------------------------------------------------------
(Amounts in thousands except per share data)

                                                                               For the Quarter Ended June 30,
                                                                            2000                       1999
                                                                    -----------------------     ----------------------
Numerator:
 Net income available to common shareholders                                        $17,997                    $17,038
 Less adjustment for gain (loss) on sales of investments in
  rental properties available to common shareholders                                      -                          -
                                                                    -----------------------     ----------------------
Numerator for basic earnings per share income from continuing
 operations available to common shareholders                                         17,997                     17,038

Effect of dilutive securities:
 Minority interest in income convertible into common shares                           1,285                      1,192
                                                                    -----------------------     ----------------------
Numerator for diluted earnings per share                                            $19,282                    $18,230
                                                                    =======================     ======================
Denominator:
 Denominator for basic earnings per share - weighted average
  shares                                                                             44,780                     44,570
 Effect of dilutive securities:
  Weighted average convertible operating company units                                3,010                       3110
  Stock options                                                                         420                        170
                                                                    -----------------------     ----------------------
 Dilutive potential common shares                                                     3,430                      3,280
                                                                    -----------------------     ----------------------
 Denominator for diluted earnings per share adjusted for
  weighted average shares and assumed conversion                                     48,210                     47,850
                                                                    =======================     ======================
 Basic earnings per share excluding gains (loss) on sale                            $  0.40                    $  0.38
                                                                    =======================      =====================
 Diluted earnings per share excluding gains (loss) on sale                          $  0.40                    $  0.38

                                                                             For the Six Months Ended June 30,
                                                                             2000                       1999
                                                                    -----------------------     ----------------------
Numerator:
 Net income available to common shareholders                                        $37,192                    $32,378
 Less adjustment for gain (loss) on sales of investments in
  rental properties available to common shareholders                                      -                          -
                                                                    -----------------------     ----------------------
Numerator for basic earnings per share income from continuing
 operations available to common shareholders                                         37,192                     32,378

Effect of dilutive securities:
 Minority interest in income convertible into common shares                           2,571                      2,441
                                                                    -----------------------     ----------------------
Numerator for diluted earnings per share                                            $39,763                    $34,819
                                                                    =======================     ======================
Denominator:
 Denominator for basic earnings per share - weighted average
  shares                                                                             44,750                     44,430
 Effect of dilutive securities:
  Weighted average convertible operating company units                                3,020                      3,140
  Stock options                                                                         230                        170
                                                                    -----------------------     ----------------------
 Dilutive potential common shares                                                     3,250                      3,310
                                                                    -----------------------     ----------------------
 Denominator for diluted earnings per share adjusted for
  weighted average shares and assumed conversion                                     48,000                     47,740
                                                                    =======================     ======================
 Basic earnings per share excluding gains (loss) on sale                            $  0.83                    $  0.73
                                                                    =======================     ======================
 Diluted earnings per share excluding gains (loss) on sale                          $  0.83                    $  0.73
                                                                    =======================     ======================